As filed with the Securities and Exchange Commission on December 2, 1997
                           Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                              TOWER AIR, INC.
           (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                    11-2621046
  (State or Other Jurisdiction of          (IRS Employer Identification No.)
  Incorporation or Organization)

                               HANGAR NO. 17
                   JOHN F. KENNEDY INTERNATIONAL AIRPORT
                          JAMAICA, NEW YORK 11430
        (Address of Principal Executive Offices, Including Zip Code)

                  TOWER AIR 1993 LONG-TERM INCENTIVE PLAN
                          (Full Title of the Plan)

                             MORRIS K. NACHTOMI
                              TOWER AIR, INC.
                               HANGAR NO. 17
                   JOHN F. KENNEDY INTERNATIONAL AIRPORT
                          JAMAICA, NEW YORK 11430
                               (718) 553-4300
         (Name, Address and Telephone Number, Including Area Code,
                           of Agent For Service)

                     Copies to: PHYLLIS G. KORFF, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022
                               (212) 735-3000


                      CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                PROPOSED            PROPOSED
                                                                 MAXIMUM             MAXIMUM
        TITLE OF SECURITIES TO                 AMOUNT TO BE   OFFERING PRICE        AGGREGATE          AMOUNT OF
           BE REGISTERED(1)                   REGISTERED(2)      PER SHARE        OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
1.  Common Stock, par value $.01 per share         30,000      $13.875(3)              $416,250        $122.79
2.                "  "                             15,000        8.50(3)                127,500          37.61
3.                "  "                             70,221        8.25(3)                579,323         170.90
4.                "  "                             15,000        7.50(3)                112,500          33.19
5.                "  "                            232,532        6.75(3)              1,569,591         463.03
6.                "  "                             15,000        6.125(3)                91,875          27.10
7.                "  "                             75,000        4.625(3)               346,875         102.33
8.                "  "                            604,063        2.6875(3)                              478.91
                                                                                      1,623,419
9.                "  "                             25,000        3.50(3)                 87,500          25.81
10.               "  "                            318,184      $ 4.625(4)
                                                                                      1,471,601(4)      434.12(4)
                  Total:                        1,400,000                            $6,426,434      $1,895.79
===========================================================================================================================

(1) The Common Stock being registered relates to (i) past option grants, with option exercise prices as indicated, and (ii) option grants to be undertaken in the future, with option exercise prices to be determined.
(2) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable from time to time pursuant to the antidilution provisions of the plan described herein.
(3) In accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the option exercise price.
(4)   The registration fee has been calculated pursuant to Rule 457(c) and
      (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq National Market on December 1, 1997, a date within five business days prior to the date of filing of this Registration Statement.


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.        PLAN INFORMATION

               Not required to be filed with this Registration Statement. The information called for in Part I of Form S-8 is included in a prospectus, dated December 2, 1997, which is to be distributed to participants in the Tower Air 1993 Long-Term Incentive Plan.

ITEM 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

               Not required to be filed with this Registration Statement.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                   (a) Annual Report on Form 10-K (File No. 0-22526) of Tower Air, Inc. (the "Corporation" or the "Registrant") for the fiscal year ended December 31, 1996.

                   (b) Quarterly Reports on Form 10-Q (File No. 0-22526) of the Corporation for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

                   (c) Form 8-A (File No. 0-22526) of the Corporation dated September 30, 1993, which incorporates by reference the title and description of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), which is contained under the caption "Description of Capital Stock" in the Registration Statement of the Corporation on Form S-1 (File No. 33-69148), declared effective by the Commission on November 15, 1993, relating to the initial public offering of the Common Stock of the Corporation.

               All documents hereafter filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.        DESCRIPTION OF SECURITIES.

               Not Applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Certain legal matters with respect to the offering of the shares of Common Stock registered hereby will be passed upon for the Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022. Henry P. Baer, of counsel to Skadden, Arps, Slate, Meagher & Flom LLP, is a director and stockholder of the Corporation and has been granted options pursuant to the Tower Air 1993 Long-Term Incentive Plan.


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation also may indemnify its directors or officers against expenses (including attorney's fees) actually and reasonably incurred by such directors or officers in the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, subject to the conditions above, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation in the performance of his duty. Where an officer, director or employee successfully defends any action referred to above, on the merits or otherwise, the corporation must indemnify him against the expenses which he actually and reasonably incurred. Section 145 of the DGCL also permits a corporation to purchase directors' and officers' liability insurance. Such indemnification referred to above is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

               Article VIII of the By-laws of the Corporation ("Article VIII") provides for indemnification by the Corporation of its directors and officers to the extent permitted by the DGCL, subject to authorization by the Corporation. Article VIII, Section 3, provides that such authorization shall be made (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Article VIII, Section 5, provides that, notwithstanding a determination that such director or officer is not entitled to indemnification by a majority vote of a quorum of the Corporation's disinterested members of the Board of Directors, by a written opinion to such effect by independent legal counsel, or by the shareholders, such director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible. The Corporation's power to indemnify its directors and officers under Article VIII includes the ability of the Corporation to pay such expenses (including attorney's fees) incurred by a director or officer in advance, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification by the Corporation, and the ability of the Corporation to purchase insurance on behalf of any director or officer against any liability asserted against him and incurred by him in any such capacity, whether or not the Corporation would have the power or obligation to indemnify him under Article VIII. Article VIII also provides that the Corporation is not obligated to indemnify a director or officer in connection with a proceeding that was initiated by such director or officer, unless such proceeding was authorized by its Board of Directors.

               The Restated Certificate of Incorporation of the Registrant, a copy of which is incorporated by reference as an exhibit to this Registration Statement (the "Certificate of Incorporation"), provides that no director of the Registrant shall be personably liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to the unlawful payment of dividends or unlawful approval of stock repurchases or redemptions), (4) for any transaction from which the director derived an improper personal benefit, or (5) for any act or omission occurring prior to the effective date of such Certificate of Incorporation. In addition, the Certificate of Incorporation authorizes the Registrant to indemnify any person entitled to be indemnified to the fullest extent permitted by applicable law.


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8.        EXHIBITS.


               4.1 Restated Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.7 of Amendment No. 2 to the Corporation's Registration Statement on Form S-1 dated November 12, 1993 (File No. 33-69148)).

               4.2 By-Laws of the Corporation (incorporated by reference to Exhibit 3.8 of Amendment No. 2 to the
                      Corporation's Registration Statement on Form S-1 dated November 12, 1993 (File No. 33-69148)).

               5      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

               10.1 Tower Air 1993 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of Amendment No. 2 to the Corporation's Registration Statement on Form S-1 dated November 12, 1993 (File No. 33-69148)).

               24.1   Consent of Ernst & Young, LLP, Independent Auditors.

               24.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5 to this Registration Statement).

               24.3 Power of Attorney (included on pages 6 and 7 of this Registration Statement).


ITEM 9.        UNDERTAKINGS.

               (a)    The undersigned Registrant hereby undertakes:

                      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i)    to include any prospectus required
                                        by Section 10(a)(3) of the
                                        Securities Act of 1933;

                                (ii)    to reflect in the prospectus any
                                        facts or events arising after the
                                        effective date of this Registration
                                        Statement (or the most recent
                                        post-effective amendment hereto)
                                        which, individually or in the
                                        aggregate, represent a fundamental
                                        change in the information set forth
                                        in the Registration Statement;

                               (iii)    to include any material information
                                        with respect to the plan of
                                        distribution not previously
                                        disclosed in this Registration
                                        Statement or any material change
                                        to such information in the
                                        Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                 SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this second day of December, 1997.


                                       TOWER AIR, INC.


                                       By:  /s/ Morris K. Nachtomi
                                           ______________________________
                                           Name:   Morris K. Nachtomi
                                           Title:  President, Chief
                                                   Executive Officer
                                                   and Chairman of the
                                                   Board of Directors


                             POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Tower Air, Inc. whose signature appears below constitutes and appoints Morris K. Nachtomi, Stephen L. Gelband and Henry P. Baer, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                       Date


 /s/ Morris K. Nachtomi       President, Chief            December 2, 1997
-----------------------       Executive Officer and
Morris K. Nachtomi            Chairman of the Board
                              of Directors (Principal
                              Executive Officer)


 /s/ Ramesh Punwani           Vice President-Finance and  December 2, 1997
-------------------           Chief Financial Officer
Ramesh Punwani                (Principal Financial
                              and Accounting Officer)


 /s/ Stephen L. Gelband       Director and Secretary      December 2, 1997
-----------------------
Stephen L. Gelband


 /s/ Stephen A. Osborn        Director                    December 2, 1997
----------------------
Stephen A. Osborn


 /s/ Henry P. Baer            Director                    December 2, 1997
------------------
Henry P. Baer


 /s/ Leo-Arthur Kelmenson     Director                    December 2, 1997
-------------------------
Leo-Arthur Kelmenson




                             INDEX TO EXHIBITS

Exhibit
Number                                 Description                 Page No.

4.1 Restated Certificate of Incorporation of the Corporation (incorporated by reference to
             Exhibit 3.7 of the Corporations's Amendment
             No. 2 to the Registration Statement on Form S-1 dated November 12, 1993 (File No. 33-69148)).

4.2 By-Laws of the Corporation (incorporated by reference to Exhibit 3.8 of the Corporation's
             Amendment No. 2 to the Registration Statement on Form S-1 dated November 12, 1993 (File
             No. 33-69148)).

5            Opinion of Skadden, Arps, Slate, Meagher &
             Flom LLP.                                              9

10.1         Tower Air 1993 Long-Term Incentive Plan
             (incorporated by reference to Exhibit 10.2 of Amendment No. 2 to the Corporation's
             Registration Statement on Form S-1 dated
             November 12, 1993 (File No. 33-69148)).

24.1         Consent of Ernst & Young LLP, Independent Auditors.   11

24.2         Consent of Skadden, Arps, Slate, Meagher &
             Flom LLP (contained in Exhibit 5 to this Regis-tration Statement).

24.3 Power of Attorney (included on pages 6 and 7 of this Registration Statement).